ICOWORKS INC.
PROFORMA CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)
(Unaudited - Prepared by management)

December 31,
2002
$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	150,448
Accounts receivable	86,887
Deferred bonus	19,816
Marketable Securities	17,916
Inventory	73,823
Prepaid expenses	18,319
Deferred tax asset less valuation allowance	-
Total Current Assets	367,209

CAPITAL ASSETS	81,909
CUSTOMER LIST	341,360

790,478

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	367,955
Due to related parties	517,070

TOTAL LIABILITIES	885,025

MINORITY INTEREST	(11,755)

SHAREHOLDERS' DEFICIT
Common stock, par $0.001, authorized 100,000,000	12,886
Issued 12,886,398
Additional paid-in capital	2,184,889
Accumulated deficit	(2,280,567)
(82,792)
790,478

ICOWORKS INC.
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIODS ENDED
(expressed in U.S. Dollars)
(Unaudited - Prepared by managment)

	December 31,	June 30,
	2002	2002
REVENUE
Auction proceeds	$623,383	$967,596
Cost of goods sold	369,224	683,086
Net Auction Proceeds	254,159	284,510
Other Revenue	51,750	-
NET REVENUE	305,909	284,510

GENERAL AND ADMINISTRATIVE EXPENSES
Bank charges	34,207	22,110
Amortization	138,401	144,415
Entertainment and promotion	21,360	64,605
Management fees	102,000	150,000
Salaries, Commisions and benefits	186,617	158,509
Professional fees	65,720	234,469
Office expenses	229,443	174,037
Financing fees	-	92,741
Website design and maintenance	-	341,210
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	777,748	1,382,096

LOSS BEFORE MINORITY INTEREST IN SUBSIDIARIES	(471,839)	(1,097,586)

MINORITY INTEREST IN NET LOSS OF SUBSIDIARIES	(11,755)	(46,229)

LOSS BEFORE OTHER ITEMS	(460,084)	(1,051,357)

OTHER INCOME (EXPENSES)
Foreign exchange gain (loss)	-	2,358
Reversal of contingent liability	-	63,530
Write down of plant and equipment	-	(1,215)
Gain on settlement of accounts payable	-	55,000
Interest income	504	-
Loss on sale of assets	(4,184)	-
Gain on sale of available-for-sale equity securities	8,588	-
TOTAL OTHER INCOME	4,908	119,673

NET LOSS	(455,176)	(931,684)

Loss per share	$(0.09)	$(0.19)

Weighted average of common shares issued and outstanding	5,006,604	5,006,604

ICOWORKS INC.
Notes to PROFORMA Consolidated Financial Statements
December 31, 2002

NOTE 1:           BASIS OF PRESENTATION

The attached pro forma balance sheet as of December 31 2002 is based on the historical balance sheets of Icoworks Inc. (“II”) (formerly Paragon Polaris Strategies.com, Inc.) and Icoworks Holdings Inc. (“IHI”) (formerly Icoworks, Inc, formerly Tradezap Inc. and formerly Miracle Living Centres Inc.) as at December 31, 2002. The two entities merged on February 20, 2003.

The merger resulted in II being the legal parent company and IHI the accounting parent, and accordingly the transaction has been characterized as a recapitalization of IHI. The balance sheet and income statements reflect the merger as if it had been completed on December 31, 2002.

The recapitalization is reflected with the issuance of stock by IHI, represented by the outstanding shares of II, in exchange for 56% of the assets and liabilities of II.

There was a small inter-company balance that was eliminated.

NOTE 2:           NATURE OF OPERATIONS

IHI was incorporated as a Nevada corporation on February 27, 1998 under the name “Miracle Living Centers, Inc.” The corporate name was changed to “TradeZap, Inc.” on December 8, 2000. The corporate name was subsequently changed to “Icoworks, Inc.” on May 6, 2002 to reflect its current business operations and subsequently on June 18, 2003 changed its name to Icoworks Holdings Inc.

IHI acquired all the issued and outstanding common shares of Bill Wigley Auction Services Ltd. effective December 1, 2001 from Bill Wigley and his spouse. Bill Wigley Auction Services Ltd. was subsequently renamed Icoworks Services Ltd. (“Icoworks Services”). Icoworks Services is an Alberta corporation incorporated on January 30, 1987.

II was incorporated as Paragon Polaris Strategies.com Inc. under the laws of the State of Nevada on May 27, 1999

NOTE 3:           CAPITAL STOCK

II's articles of incorporation were amended to allow it to issue up to 100,000,000 million shares of common stock, par value $0.001 and 10,000,000 million shares of preferred stock, par value $0.001. If the merger had taken place on December 31, 2002, the number of issued and outstanding common shares would be 12,886,398.